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                                                                     EXHIBIT 21a

PUBLIC SERVICE ELECTRIC AND GAS COMPANY

SIGNIFICANT SUBSIDIARIES

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
                                                                                                    State of
Name                                                                              Ownership %     Incorporation
----------------------------------------------------------------------------------------------------------------
PSE&G Transition Funding LLC....................................................      100          Delaware


     The remaining subsidiaries of Public Service Electric and Gas Company are not significant subsidiaries as defined in Regulation S-X.